                                                                      EXHIBIT 21

                                  SUBSIDIARIES

    The subsidiaries of the Company as of October 31, 1995 are as follows:

                                                              JURISDICTION
                                                                   OF
                     NAME OF SUBSIDIARY                       INCORPORATION
------------------------------------------------------------  -------------
Angus Electronics Co.                                         Delaware
Armtec Defense Products Co.                                   Delaware
Auxitrol Co.                                                  Delaware
Equipment Sales Co.                                           Connecticut
Excellon Automation Co.                                       California
  Tulon Co.                                                   California
  Tulon de Mexico, S.A.                                       Mexico
  Excellon U.K.                                               California
  Excellon Europa GmbH                                        Germany
  Amtech Automated Manufacturing Technology, Inc.             Utah
  Excellon France S.A.R.L.                                    France
  Excellon Italia S.r.l.                                      Italy
Federal Products Co.                                          Delaware
  Federal Products U.K.                                       Delaware
Hytek Firrishes Co.                                           Delaware
Korry Electronics Co.                                         Delaware
Midcon Cables Co.                                             Delaware
TA Mfg. Co.                                                   California
W.A. Whitney Co.                                              Illinois
W.A. Whitney Italia Co.                                       Delaware
Auxitrol Technologies S.A.                                    France
  Auxitrol S.A.                                               France
  Auxitrol International S.A.                                 France
  Auxitrol Iberico, S.A.                                      Spain

    The above list excludes certain subsidiaries that in the aggregate would not constitute a significant subsidiary as of the fiscal year ended October 31, 1995.